Exhibit 99.1

Heliogen Announces New Chief Executive Officer to Drive Next Phase of Growth

Christie Obiaya appointed Chief Executive Officer bringing her strategy and finance expertise to drive
Heliogen’s growth and commercialization; Kelly Rosser appointed interim Chief Financial Officer

PASADENA, Calif.--(BUSINESS WIRE)-- Heliogen, Inc. (“Heliogen”) (NYSE: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today announced that its Board of Directors (the “Board”) has appointed Christie Obiaya as Chief Executive Officer and added Ms. Obiaya to the board of directors, effective immediately. Ms. Obiaya, head of Heliogen's Executive Committee and formerly its Chief Financial Officer, replaces Bill Gross, who was removed as Chief Executive Officer and has resigned from the board of directors. “As Heliogen moves forward on commercial projects, Christie brings almost two decades of operational and financial experience, with degrees and a working background in both business and engineering,” said Robert Kavner, Heliogen’s lead independent director. “Having served as Chief Financial Officer of Heliogen and chair of the executive committee, she is intimately familiar with our innovative renewable energy technology, our customers, and the priorities to drive our future success. This knowledge, together with her experience growing and managing energy and infrastructure development and sustainable technologies, make her the right person to take on these additional responsibilities. Christie, together with the rest of Heliogen’s management team, will focus on and advance the company’s strategic plan.”

Ms. Obiaya joined Heliogen in March 2021 as Chief Financial Officer and has worked closely with the Company’s management team on commercializing its solar energy and thermal storage systems technology. Prior to joining Heliogen, Ms. Obiaya served as the head of strategy and chief financial officer for Bechtel Energy’s multi-billion-dollar, global energy business unit from 2017 to 2021. She also held various leadership roles at Bechtel in finance, strategy, project development, investment, and execution from 2010 to 2017. Prior to Bechtel, Ms. Obiaya worked on renewable energy projects in Kenya and India from 2008 to 2009. Ms. Obiaya began her career as an engineer, designing products and scaling up manufacturing processes at a multinational consumer goods company from 2004 to 2008. Ms. Obiaya graduated from the Massachusetts Institute of Technology (MIT) with a B.S. in Chemical Engineering and an MBA from MIT Sloan School of Management.

“I am honored to have the opportunity to lead the company as we bring Heliogen’s renewable energy technology to customers looking to decarbonize their operations,” said Ms. Obiaya. “I look forward to bringing together Heliogen’s exceptional talent with our industry partners, and to delivering with excellence for our customers, employees, and stockholders.”

“On behalf of the Board, I would like to thank Bill Gross for his founding vison of Heliogen and providing the Company a platform for future success,” stated Mr. Kavner.

As part of the leadership transition, Kelly Rosser has been appointed interim Chief Financial Officer. Ms. Rosser has served as Heliogen’s Chief Accounting Officer since August 2022. Ms. Rosser brings over 20 years of financial executive experience as chief accounting officer, corporate controller, and auditing public companies.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward-Looking Statements

This release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this release, are forward-looking statements . These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Heliogen’s control and are difficult to predict, including the important factors set forth under the caption “Risk Factors” in Heliogen’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, as amended, and Heliogen’s other reports filed with the SEC. In addition, forward-looking statements reflect Heliogen’s expectations, plans or forecasts of future events and views only as of the date of this release. Heliogen anticipates that subsequent events and developments will cause its assessments to change. However, while Heliogen may elect to update these forward-looking statements at some point in the future, Heliogen specifically disclaims any obligation to do so, except as required by law.

Heliogen Investor Contact:

Louis Baltimore

VP, Investor Relations

Louis.Baltimore@heliogen.com

Heliogen Media Contact:

ICR, Inc.

HeliogenPR@icrinc.com